                                                                    Exhibit 99.1

                                                        SILVER TRIANGLE BUILDING
                                         25505 WEST TWELVE MILE ROAD, SUITE 3000
                                                       SOUTHFIELD, MI 48034-8339
                                                                  (248) 353-2700
                                                            CREDITACCEPTANCE.COM

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE

                                                            DATE: APRIL 30, 2007

                                             INVESTOR RELATIONS: DOUGLAS W. BUSK
                                                                       TREASURER
                                                        (248) 353-2700 EXT. 4432
                                                         IR@CREDITACCEPTANCE.COM

                                                             NASDAQ SYMBOL: CACC

                           CREDIT ACCEPTANCE ANNOUNCES
                           FIRST QUARTER 2007 EARNINGS

SOUTHFIELD, MICHIGAN - APRIL 30, 2007 - CREDIT ACCEPTANCE CORPORATION (NASDAQ:
CACC) (referred to as the "Company", "we", "our", or "us") announced consolidated net income of $15.4 million, or $0.49 per diluted share, for the three months ended March 31, 2007 compared to consolidated net income of $17.2 million, or $0.45 per diluted share for the same period in 2006. Refer to the Company's Form 10-Q, filed today with the Securities and Exchange Commission, and which will appear on the Company's website at creditacceptance.com, for a complete discussion of the results of operations and financial data for the three months ended March 31, 2007.

The remainder of this press release will focus primarily on operating and adjusted financial results. We use adjusted financial results to measure financial performance and to determine incentive compensation. We believe adjusted financial results offer shareholders the best reflection of the economics of our business. Also included in this press release is a reconciliation between adjusted financial results and GAAP financial results.

OPERATING RESULTS

Results for the 2007 first quarter compared to the 2006 first quarter include the following:

     -    Consumer loan unit volume increased 26.3%.

     -    Consumer loan dollar volume increased 41.6%.

     -    The number of active dealer-partners increased 28.1%.

     -    Consumer loan unit volume per active dealer-partner decreased 1.0%.

     -    Net cash collections on loans increased 8.8%.

     -    Dealer holdback payments increased 16.9%.

The following table summarizes loan origination growth in each of the last five quarters compared with the same quarter in the previous year:

                                 YEAR OVER YEAR
                     GROWTH IN CONSUMER LOAN DOLLAR VOLUME
                     -------------------------------------
                         THREE MONTHS ENDED   % CHANGE
                         ------------------   --------
                           March 31, 2006       10.3
                           June 30, 2006         5.0
                           September 30, 2006   27.8
                           December 31, 2006    39.2
                           March 31, 2007       41.6

CONSUMER LOAN PERFORMANCE

Although the majority of loan originations are recorded in the Company's financial statements as dealer loans, each transaction starts with a loan from the dealer-partner to the individual purchasing the vehicle. Since the cash flows available to repay the dealer loans are generated, in most cases, from the underlying consumer loan, the performance of the consumer loans is critical to the Company's financial results. The following table presents forecasted consumer loan collection rates, advance rates, the spread (the forecasted collection rate less the advance rate), and the percentage of the forecasted collections that had been realized as of March 31, 2007 for the United States business segment. Payments of dealer holdback and accelerated payments of dealer holdback are not included in the analysis of the initial advance paid to the dealer-partner. All amounts are presented as a percentage of the initial balance of the consumer loan (principal + interest).

         AS OF MARCH 31, 2007
         -----------------------------------------------------------------------
         YEAR OF ORIGINATION   FORECASTED COLLECTION %   ADVANCE %   SPREAD %   % OF FORECAST REALIZED
         -------------------   -----------------------   ---------   --------   ----------------------
                1997                    58.4%               47.9%      10.5%             99.9%
                1998                    67.4%               46.0%      21.4%             99.4%
                1999                    72.4%               48.7%      23.7%             98.6%
                2000                    72.9%               47.9%      25.0%             97.8%
                2001                    67.8%               46.0%      21.8%             97.2%
                2002                    70.8%               42.2%      28.6%             97.0%
                2003                    74.3%               43.4%      30.9%             95.8%
                2004                    74.1%               44.0%      30.1%             87.0%
                2005                    74.0%               46.9%      27.1%             70.6%
                2006                    71.0%               46.6%      24.4%             33.3%
                2007                    69.1%               46.1%      23.0%              4.4%

The following table compares the Company's forecast of consumer loan collection rates as of March 31, 2007, with the forecast as of December 31, 2006:

                                         MARCH 31, 2007          DECEMBER 31, 2006
              YEAR OF ORIGINATION   FORECASTED COLLECTION %   FORECASTED COLLECTION %   VARIANCE
              -------------------   -----------------------   -----------------------   --------
                     1997                    58.4%                    58.4%               0.0%
                     1998                    67.4%                    67.5%              (0.1%)
                     1999                    72.4%                    72.4%               0.0%
                     2000                    72.9%                    73.0%              (0.1%)
                     2001                    67.8%                    67.7%               0.1%
                     2002                    70.8%                    70.7%               0.1%
                     2003                    74.3%                    74.2%               0.1%
                     2004                    74.1%                    73.9%               0.2%
                     2005                    74.0%                    74.2%*             (0.2%)
                     2006                    71.0%                    71.1%*             (0.1%)

     * These forecasted collection percentage amounts differ from those previously reported as they have been revised for a seasonality factor. The following table compares the Company's forecast of consumer loan collection rates as of March 31, 2007, with the forecast as of December 31, 2006, without the revised seasonality factors:

                      YEAR OF ORIGINATION   MARCH 31, 2007   DECEMBER 31, 2006   VARIANCE
                      -------------------   --------------   -----------------   --------
                             2005               74.2%              73.8%           0.4%
                             2006               71.9%              70.5%           1.4%

          Forecasted collection percentage amounts prior to 2005 are not impacted by the seasonality factors.

Collection results for the 2007 first quarter were generally consistent with the Company's expectations.

ADJUSTED FINANCIAL RESULTS

Adjusted financial results are provided to help shareholders understand the Company's financial performance. The financial data below is non-GAAP, unless labeled otherwise. We use adjusted financial information internally to measure financial performance and to determine incentive compensation. The tables below show our results following adjustments to reflect non-GAAP accounting methods. These adjustments are explained in the table footnotes and the subsequent "Floating Yield Adjustment and "License Fee Yield Adjustment" sections. Measures such as adjusted average capital, adjusted net income, adjusted net income per diluted share, adjusted net income plus interest expense after-tax, adjusted return on capital, adjusted revenue, adjusted operating expense, adjusted other expense and economic profit are all non-GAAP financial measures.

Adjusted financial results for the 2007 first quarter compared to the 2006 first quarter include the following:

     - Adjusted net income increased 9.9%, to $16.5 million from $15.0 million.

     - Adjusted net income per diluted share increased 35.9%, to $0.53 from $0.39.

     - Interest expense increased 137.0%, to $8.5 million from $3.6 million and weighted average diluted shares outstanding decreased 19.0% to 31,283,695 from 38,609,257 primarily due to share repurchases.

     -    Adjusted average capital increased 20.8%.

     -    Adjusted return on capital increased to 13.9% from 13.3%.

     -    Economic profit increased 67.7%, to $10.7 million from $6.4 million.

The improvement in the adjusted return on capital reflects the following:

     - $1.2 million in revenue ($.02 per diluted share after-tax) related to profit sharing payments received from ancillary product providers during the first quarter of 2007. The Company's agreements with three of its ancillary product providers allow the Company to receive profit sharing payments depending upon the performance of the programs. Profit sharing payments are received once a year, if eligible. No additional payments are expected in 2007. Profit sharing payments are not estimable and therefore revenue related to these payments is recognized in the period the payments are received.

     - Lower levels of salaries and wages, general and administrative, and sales and marketing expenses as compared to a year ago. These expenses, as a percentage of average adjusted capital declined from 16.7% during the first quarter of 2006 to 14.2% for the same period in 2007. This decline primarily reflects unusually high operating expenses during the 2006 period.

These favorable items were partially offset by lower adjusted finance charge revenue, as a percentage of capital, as a result of pricing changes made during the third quarter of 2006 and in the first quarter of 2007 described in previous press releases. Adjusted finance charge revenue, as a percentage of adjusted average capital, declined from 34.0% in the first quarter of 2006 to 32.1% for the same period in 2007. Adjusted finance charge revenue is calculated as follows: (GAAP finance charge revenue) + (the floating yield adjustment) + (GAAP license fee revenue) + (the license fee yield adjustment) - (the GAAP provision for credit losses).

The following table shows how these non-GAAP measures reconcile to GAAP measures:

                                                                        FOR THE THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                   ------------------------------------
(Dollars in thousands, except per share data)                          2007          2006      % Change
                                                                   -----------   -----------   --------
ADJUSTED NET INCOME
GAAP net income                                                    $    15,360   $    17,197
Floating yield adjustment (after-tax)                                       82        (1,950)
License fee yield adjustment (after-tax)                                 1,564          (662)
Adjustment resulting in comparable tax rate for both periods (1)          (464)          464
                                                                   -----------   -----------
   Adjusted net income                                             $    16,542   $    15,049      9.9%
                                                                   ===========   ===========
ADJUSTED NET INCOME PER DILUTED SHARE                              $      0.53   $      0.39     35.9%
Diluted weighted average shares outstanding:                        31,283,695    38,609,257

ADJUSTED AVERAGE CAPITAL
GAAP average debt                                                  $   412,715   $   164,955
GAAP average shareholders' equity                                      217,977       356,979
Floating yield adjustment                                                6,587         5,244
License fee yield adjustment                                            (7,684)       (6,017)
                                                                   -----------   -----------
   Adjusted average capital                                        $   629,595   $   521,161     20.8%
                                                                   ===========   ===========
ADJUSTED RETURN ON CAPITAL
Adjusted net income                                                $    16,542   $    15,049
GAAP interest expense after-tax (2)                                      5,337         2,252
                                                                   -----------   -----------
Adjusted net income plus interest expense after-tax                $    21,879   $    17,301     26.5%
                                                                   ===========   ===========
Adjusted return on capital (3)                                            13.9%         13.3%
                                                                   ===========   ===========
ECONOMIC PROFIT (4)
Adjusted return on capital                                                13.9%         13.3%
Cost of capital (5)                                                        7.1%          8.4%
                                                                   -----------   -----------
Adjusted return on capital in excess of cost of capital                    6.8%          4.9%
Adjusted average capital                                           $   629,595   $   521,161
                                                                   -----------   -----------
   Economic profit                                                 $    10,704   $     6,384     67.7%
                                                                   ===========   ===========

(1) This adjustment allows the reader to compare the current period to the prior period assuming a comparable tax rate in both periods. The Company estimates a 37% long term effective tax rate.

(2)  Interest expense after-tax calculated using a 37% tax rate.

(3) Adjusted return on capital is defined as annualized adjusted net income plus interest expense after-tax divided by adjusted average capital.

(4) Economic profit is defined as adjusted net income less an imputed cost of adjusted equity capital.

(5) The cost of capital includes both a cost of equity and a cost of debt. The cost of equity capital is determined based on a formula that considers the risk of the business and the risk associated with the Company's use of debt. The actual formula utilized for determining the cost of equity capital is as follows: (the average 30 year treasury rate + 5%) + [(1 - tax rate) x (the average 30 year treasury rate + 5% - pre-tax average cost of debt rate) x average debt/(average equity + average debt x tax rate)]. For the three months ended March 31, 2007, the formula used to calculate the cost of equity capital is as follows: (4.8% +5%) + [(1 - 37%) x (4.8% + 5%
     - 8.2%) x 412,715 / (217,977 + 412,715 x 37%)] = 10.9%. For the same period the cost of capital is calculated as follows: (10.9% x (217,977 + 6,587 - 7,684) / 629,595) + (5.2% x 412,715 / 629,595) = 7.1%.

FLOATING YIELD ADJUSTMENT

The purpose of this adjustment is to modify the calculation of our GAAP-based finance charge revenue so both favorable and unfavorable changes in expected cash flows from loans receivable are treated consistently. To make the adjustment understandable, we must first explain how GAAP requires us to account for finance charge revenue, our primary revenue source.

Finance charge revenue equals the cash inflows from our loan portfolio less cash outflows to acquire the loans. The Company's GAAP finance charge revenue is based on estimates of future cash flows and is recognized on a level yield basis. With the level yield approach, the amount of finance charge revenue recognized from a loan in a given period, divided by the loan asset, is a constant percentage. Under GAAP, favorable changes in expected cash flows are treated as increases to the level yield and are recognized over time, while unfavorable changes are recorded as a current period expense. The non-GAAP methodology that we use (the "floating yield" method) is identical to the GAAP approach except that, under the "floating yield" method, all changes in expected cash flows (both positive and negative) are treated as yield adjustments and therefore impact earnings over time. The GAAP treatment always results in a lower carrying value of the loan receivable asset, but may result in either higher or lower earnings for any given period depending on the timing and amount of expected cash flow changes.

We believe floating yield earnings are a more accurate reflection of the economics of the business, since both favorable and unfavorable changes in estimated cash flows are treated consistently.

LICENSE FEE YIELD ADJUSTMENT

The purpose of this adjustment is to make the results for license fee revenue comparable across time periods. In 2001, the Company had begun charging dealer-partners a monthly licensing fee for access to the Company's internet based Credit Approval Processing System, also known as CAPS.

Effective January 1, 2007, the Company implemented a change designed to positively impact dealer-partner attrition. The Company will continue to charge a monthly license fee of $599, but instead of collecting the fee in the current period, the Company will collect it from future dealer holdback payments.

As a result of this change, the Company now records license fees on a GAAP basis as a yield adjustment, recognizing these fees over the term of the dealer loan because collection is dependent on the future cash flows of the loan. Previously, the Company had recorded the fee as revenue in the month the fee was charged. The new GAAP treatment is more consistent with the cash economics of the business.

To allow for proper comparisons between periods, the Company now makes an adjustment to its financial results as though they had always been recorded as a yield adjustment. This change is shown as the license fee yield adjustment in the adjusted financial results table above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of its forward-looking statements. Certain statements in this release that are not historical facts, such as those using terms like "may," "will," "should," "believes," "expects," "anticipates," "assumes," "forecasts," "estimates," "intends," "plans" and those regarding the Company's future results, plans and objectives, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent the Company's outlook only as of the date of this release. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on our current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include, but are not limited to, the factors set forth in Item 1A of the Company's Form 10-K for the year ended December 31, 2006, other risk factors discussed herein or listed from time to time in the Company's reports filed with the Securities and Exchange Commission and the following:

     - The Company's inability to accurately forecast the amount and timing of future collections could have a material adverse effect on results of operations.

     - Due to increased competition from traditional financing sources and non-traditional lenders, the Company may not be able to compete successfully.

     - The Company's ability to maintain and grow the business is dependent on the ability to continue to access funding sources and obtain capital on favorable terms.

     - The Company may not be able to generate sufficient cash flow to service its outstanding debt and fund operations.

     - The substantial regulation to which the Company is subject limits the business, and such regulation or changes in such regulation could result in potential liability.

     - Adverse changes in economic conditions, or in the automobile or finance industries or the non-prime consumer finance market, could adversely affect the Company's financial position, liquidity and results of operations and its ability to enter into future financing transactions.

     - Litigation the Company is involved in from time to time may adversely affect its financial condition, results of operations and cash flows.

     - The Company is dependent on its senior management and the loss of any of these individuals or an inability to hire additional personnel could adversely affect its ability to operate profitably.

     - Natural disasters, acts of war, terrorist attacks and threats or the escalation of military activity in response to such attacks or otherwise may negatively affect the business, financial condition and results of operations.

Other factors not currently anticipated by management may also materially and adversely affect the Company's results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

DESCRIPTION OF CREDIT ACCEPTANCE CORPORATION

Since 1972, Credit Acceptance has provided auto loans to consumers, regardless of their credit history. Our product is offered through a nationwide network of automobile dealers who benefit from sales of vehicles to consumers who otherwise could not obtain financing; from repeat and referral sales generated by these same customers; and from sales to customers responding to advertisements for our product, but who actually end up qualifying for traditional financing.

Without our product, consumers may be unable to purchase a vehicle or they may purchase an unreliable one, or they may not have the opportunity to improve their credit standing. As we report to the three national credit reporting agencies, a significant number of our customers improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded on the NASDAQ under the symbol CACC. For more information, visit creditacceptance.com

                          CREDIT ACCEPTANCE CORPORATION
                         CONSOLIDATED INCOME STATEMENTS
                                   (UNAUDITED)

                                                                       THREE MONTHS ENDED
                                                                            MARCH 31,
                                                                   -------------------------
(Dollars in thousands, except per share data)                          2007          2006
                                                                   -----------   -----------
REVENUE:
   Finance charges                                                 $    51,413   $    46,007
   License fees                                                             82         2,897
   Other income                                                          5,856         4,122
                                                                   -----------   -----------
      Total revenue                                                     57,351        53,026
                                                                   -----------   -----------
COSTS AND EXPENSES:
   Salaries and wages                                                   11,861        10,594
   General and administrative                                            5,967         6,765
   Sales and marketing                                                   4,472         4,359
   Provision for credit losses                                           3,873           524
   Interest                                                              8,471         3,574
   Other expense                                                            25            82
                                                                   -----------   -----------
      Total costs and expenses                                          34,669        25,898
                                                                   -----------   -----------
Operating income                                                        22,682        27,128
   Foreign currency gain                                                     4             5
                                                                   -----------   -----------
Income from continuing operations before provision
   for income taxes                                                     22,686        27,133
   Provision for income taxes                                            7,299         9,928
                                                                   -----------   -----------
Income from continuing operations                                       15,387        17,205
                                                                   -----------   -----------
Discontinued operations
   Loss from discontinued United Kingdom operations                        (38)          (13)
   Credit for income taxes                                                 (11)           (5)
                                                                   -----------   -----------
   Loss on discontinued operations                                         (27)           (8)
                                                                   -----------   -----------
Net income                                                         $    15,360   $    17,197
                                                                   ===========   ===========
Net income per common share:
   Basic                                                           $      0.51   $      0.48
                                                                   ===========   ===========
   Diluted                                                         $      0.49   $      0.45
                                                                   ===========   ===========
Income from continuing operations per common share:
   Basic                                                           $      0.51   $      0.48
                                                                   ===========   ===========
   Diluted                                                         $      0.49   $      0.45
                                                                   ===========   ===========
Loss from discontinued operations per common share:
   Basic                                                           $     (0.00)  $     (0.00)
                                                                   ===========   ===========
   Diluted                                                         $     (0.00)  $     (0.00)
                                                                   ===========   ===========
Weighted average shares outstanding:
   Basic                                                            30,054,349    36,146,994
   Diluted                                                          31,283,695    38,609,257

                          CREDIT ACCEPTANCE CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                                              AS OF
                                                                   --------------------------
                                                                     MARCH 31,
                                                                       2007      DECEMBER 31,
   (Dollars in thousands, except per share data)                   (UNAUDITED)       2006
                                                                   -----------   ------------
                               ASSETS:
   Cash and cash equivalents                                        $     299     $   8,528
   Restricted cash and cash equivalents                                54,302        45,609
   Restricted securities available for sale                             3,878         3,564

   Loans receivable (including $18,886 and $23,038 from
      affiliates as of March 31, 2007 and December 31, 2006,
      respectively)                                                   835,850       754,571
   Allowance for credit losses                                       (128,249)     (128,791)
                                                                    ---------     ---------
      Loans receivable, net                                           707,601       625,780
                                                                    ---------     ---------
   Property and equipment, net                                         16,402        16,203
   Income taxes receivable                                             14,925        11,734
   Other assets                                                        15,464        13,795
                                                                    ---------     ---------
      Total Assets                                                  $ 812,871     $ 725,213
                                                                    =========     =========
              LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES:
   Accounts payable and accrued liabilities                         $  84,075     $  78,294
   Line of credit                                                      36,900        38,400
   Secured financing                                                  401,797       345,144
   Mortgage note and capital lease obligations                          8,301         8,631
   Deferred income taxes, net                                          54,941        44,397
                                                                    ---------     ---------
      Total Liabilities                                               586,014       514,866
                                                                    ---------     ---------
SHAREHOLDERS' EQUITY:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
      none issued                                                          --            --
   Common stock, $.01 par value, 80,000,000 shares authorized,
      30,291,517 and 30,179,959 shares issued and outstanding as
      of March 31, 2007 and December 31, 2006, respectively               303           302
   Paid-in capital                                                      2,055           828
   Retained earnings                                                  224,524       209,253
   Accumulated other comprehensive loss, net of tax of $14 and
      $19 at March 31, 2007 and December 31, 2006, respectively           (25)          (36)
                                                                    ---------     ---------
      Total Shareholders' Equity                                      226,857       210,347
                                                                    ---------     ---------
      Total Liabilities and Shareholders' Equity                    $ 812,871     $ 725,213
                                                                    =========     =========